As filed with the Securities and Exchange Commission on May 11, 2007

Registration No. 333-__________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

U.S. XPRESS ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	62-1378182
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4080 Jenkins Road
Chattanooga, Tennessee 37421
(Address, including Zip Code, of Registrant’s principal executive offices)
_________________________________________

U.S. Xpress Enterprises, Inc. 2006 Omnibus Incentive Plan
(Full title of the plan)
_________________________________________

Ray M. Harlin
Chief Financial Officer
U.S. Xpress Enterprises, Inc.
4080 Jenkins Road
Chattanooga, Tennessee 37421
(423) 510-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________________________

Copy to:
Heidi Hornung-Scherr
Scudder Law Firm, P.C., L.L.O.
411 South 13th Street, Suite 200
Lincoln, Nebraska 68508
(402) 435-3223

CALCULATION OF REGISTRATION FEE
Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Class A Common Stock, par value $0.01	1,000,000	$14.83	$14,830,000	$456.00

(1)
Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of the common stock as reported on the NASDAQ National Market as of May 4, 2007, which is within five business days prior to the filing of this registration statement.

Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional shares of common Stock as may become issuable pursuant to the anti-dilution provisions of the U.S. Xpress Enterprises, Inc. 2006 Omnibus Incentive Plan.

TABLE OF CONTENTS

PART I
PART II
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EX-5 OPINION OF SCUDDER LAW FIRM, P.C., L.L.O.
EX-23.1 CONSENT OF SCUDDER LAW FIRM, P.C., L.L.O.
EX-23.2 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

This Registration Statement on Form S-8 relates to the U.S. Xpress Enterprises, Inc. 2006 Omnibus Incentive Plan (the “Plan”) pursuant to which U.S. Xpress Enterprises, Inc. is authorized to issue up to 1,000,000 shares of its Class A Common Stock together with such additional shares that become available upon the lapse, expiration, forfeiture, termination, or cancellation of outstanding awards under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to our employees, directors, and consultants participating in the Plan, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the instructions to Part II of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”).  These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed with the Commission by U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Registrant” or the “Company”), are incorporated herein by reference into this Registration Statement on Form S-8 (“Registration Statement”):

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 16, 2007;

•	The Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed on November 9, 2006;

•	The Current Reports on Form 8-K filed on February 14, 2007, and April 9, 2007; and

•
The description of our Class A Common Stock contained in our Form 8-A, as amended, filed pursuant to the Exchange Act and under the caption “Description of Capital stock” in the prospectus dated August 19, 1997, included in our Registration Statement on Form S-1 (No. 333-31063).

All documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports; provided, however, that the Registrant is not incorporating any information furnished under any current report on Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequent filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Articles 11 and 12 of the Registrant’s Restated Articles of Incorporation (“Articles”) and Article 11 of the Registrant’s Amended Bylaws provide that the Registrant’s directors and officers shall be indemnified against liabilities they may incur while serving in such capacities to the fullest extent allowed by the Nevada General Corporation Law. Under the applicable statutory provisions, the Registrant may indemnify its directors or officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that they are or were directors or officers of the corporation, or are or were serving at the request of the corporation as directors or officers of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with the action, suit or proceeding, unless it is ultimately determined by a court of competent jurisdiction that they breached their fiduciary duties by intentional misconduct, fraud or a knowing violation of law or did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, the applicable statutory provisions mandate that the Registrant indemnify its directors and officers who have been successful on the merits or otherwise in defense of any action, suit, or proceeding, against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense. The Registrant will advance expenses incurred by directors or officers in defending any such action, suit, or proceeding upon receipt of written confirmation from such officers or directors that they have met certain standards of conduct and an undertaking by or on behalf of such officers or directors to repay such advances if it is ultimately determined that they are not entitled to indemnification by the Registrant. The Articles provide that the Registrant may, through indemnification agreements, insurance, or otherwise, provide additional indemnification.

Article 12 of the Registrant’s Articles eliminates, to the fullest extent permitted by law, the liability of directors and officers for monetary or other damages for breach of fiduciary duties to the Registrant and its stockholders as a director or officer. In addition, the Registrant maintains insurance for directors and officers for liability they may incur while serving in such capacities.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement, which information is incorporated herein by reference pursuant to Rule 411 of the Commission’s Rules and Regulations under the Securities Act.

Item 9.  Undertakings.

(a)	We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(3)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.,

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of us pursuant to the provisions set forth in Item 15, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person of us in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on May 11, 2007.

U.S. XPRESS ENTERPRISES, INC.

Date May 11, 2007	By:	/s/ RAY M. HARLIN
Ray M. Harlin
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Ray M. Harlin, Lisa Pate, Lori Bonneau, and Heidi Hornung-Scherr, and each of them, as attorneys-in-fact with full power of substitution, to execute in their respective names, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact and to file any such amendment to the Registration Statement, exhibits thereto, and documents required in connection therewith with the Commission, granting unto said attorneys-in-fact and their substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Patrick E. Quinn	Co-Chairman of the Board of Directors,	May 11, 2007
Patrick E. Quinn	President and Treasurer

/s/Max L. Fuller	Co-Chairman of the Board of Directors,	May 11, 2007
Max L. Fuller	Chief Executive Officer and Secretary

/s/Ray M. Harlin	Executive Vice President – Finance and	May 11, 2007
Ray M. Harlin	Chief Financial Officer (principal
financial and accounting officer)

/s/James E. Hall	Director	May 11, 2007
James E. Hall

/s/John W. Murrey, III	Director	May 11, 2007
John W. Murrey, III

/s/Robert J. Sudderth, Jr.	Director	May 11, 2007
Robert J. Sudderth, Jr.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Articles of Incorporation of the Company (Incorporated by reference to the Company's Registration Statement on Form S-1 filed May 20, 1994 (File No. 33-79208)).
4.2	Restated By-laws (Incorporated by reference to the Company's Quarterly Report on Form 10-Q filed November 9, 2004 (File No. 0-24806)).
4.3
Agreement of Right of First Refusal with regard to Class B Shares of the Company dated May 11, 1994, by and between Max L. Fuller and Patrick E. Quinn (Incorporated by reference to the Company's Registration Statement on Form S-1 filed May 20, 1994 (File No. 33-79208)).

5*	Opinion of Scudder Law Firm, P.C., L.L.O.
23.1*	Consent of Scudder Law Firm, P.C., L.L.O. (included in Exhibit 5)
23.2*	Consent of Independent Registered Public Accounting Firm - Ernst & Young LLP
24*	Power of Attorney (included on the signature page to this Registration Statement)
99
U.S. Xpress Enterprises, Inc. 2006 Omnibus Incentive Plan (Incorporated herein by reference to Appendix A to the Registrant’s Definitive Proxy Statement filed on April 5, 2006 in connection with the Annual Meeting of Stockholders following the 2006 fiscal year (File No. 0-24806))

* Filed herewith